SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2005

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

          On May 8, 2005, Jacuzzi Brands, Inc., a Delaware corporation (“Jacuzzi”), JUSI Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Jacuzzi (“JUSI”), Rexair Holdings, Inc., a Delaware corporation and wholly owned subsidiary of JUSI (“Rexair Holdings”), Rhône Sweep Holdings LLC, a Delaware limited liability company (“Rhône Parent”), Rhône Sweep Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Rhône Parent (“Rhône LLC”), Rhône Sweep Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Rhône LLC (“Merger Sub I”), and Rhône Sweep Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub I, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

          The Merger Agreement provides for Jacuzzi’s disposition of Rexair Holdings and Rexair, Inc., a wholly owned subsidiary of Rexair Holdings (“Rexair”), to affiliates of Rhône Capital LLC. Upon the consummation of the transactions contemplated by the Merger Agreement, Jacuzzi will receive approximately $145 million in cash and approximately a 30% interest in Rhône LLC, the sole shareholder of Rexair Holdings following the consummation of the transactions contemplated by the Merger Agreement, in each case, subject to certain adjustments.

          The transaction is subject to the receipt of debt financing by Rhone Parent, antitrust approval and other customary closing conditions, and is expected to close by the end of Jacuzzi’s fiscal 2005 third quarter ending July 2, 2005. The transaction is expected to be financed with a credit facility arranged by Credit Suisse First Boston.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

          The foregoing description of the Merger Agreement is intended to provide information about the terms of the transaction. The terms and information in the Merger Agreement should not be relied on as disclosure about Jacuzzi. Jacuzzi’s public disclosures are those Jacuzzi sets forth in its public reports with the Securities and Exchange Commission. The Merger Agreement, although included as an exhibit to this report, is not intended to change or supplement the disclosures in Jacuzzi’s public reports.

Item 8.01. Other Events.

     On May 9, 2005, Jacuzzi issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 8, 2005 among Rhône Sweep Holdings LLC, Rhône Sweep Acquisition LLC, Rhône Sweep Acquisition Inc., Rhône Sweep Acquisition Sub LLC, Jacuzzi Brands, Inc., JUSI Holdings, Inc. and Rexair Holdings, Inc. (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by Jacuzzi Brands, Inc., dated May 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: May 10, 2005	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President and General Counsel